Exhibit 10.5

TRANSFER AGREEMENT
(For Transfers of “Unrestricted” Shares of Accenture Ltd)

     This Transfer Agreement, dated as of April 1, 2005 (this “Agreement”) among Accenture Ltd, an exempted company limited by shares organized under the laws of Bermuda (“Accenture Ltd”), and the “Transferors” and the “Transferees” who have completed Joinder Agreements to this Agreement as described below.

RECITALS

     A. The Bye-laws of Accenture Ltd impose certain restrictions on the transfer of Class A Common Shares of Accenture Ltd (“Class A Common Shares”) held by Partners and former Partners of Accenture, including Class A Common Shares that are deemed generally “unrestricted.”

     B. Accenture Ltd is willing to agree to and approve certain transfers of Class A Common Shares by the Transferors to the Transferees pursuant to and subject to the terms of this Transfer Agreement.

     C. The provisions of this Agreement are to be applied separately to each Transferor and each Transferee in respect of each respective Transfer described in Schedule I to a Joinder Agreement executed by such respective Transferor and Transferee.

     D. This Agreement is entered into in connection with the Accenture Family and Charitable Transfer Program (“FCT Program”).

AGREEMENTS

     1. Transfer and Consent

          (a) Proposed Transfer. The Transferor proposes to transfer to the Transferee a number of Class A Common Shares pursuant to the transfer described in Schedule I attached to the Joinder Agreement executed and submitted by the Transferor and the Transferee. Said transfer is referred to herein as the “Transfer” and said shares to be transferred are referred to herein as the “Transferred Shares.” The Transferred Shares are considered “unrestricted” shares; i.e., transfer of said shares has become unrestricted pursuant to Accenture Ltd Bye-law 43.2, but transfer of said shares nevertheless remains restricted under Accenture Ltd Bye-law 43.3(c) until July 24, 2005.

          (b) Eligible Transfer. In compliance with the eligibility requirements under the FCT Program, the proposed Transfer shall be made primarily for the Transferor’s estate and/or tax planning purposes or charitable giving purposes, and the Transferor shall demonstrate such purpose to the satisfaction to Accenture Ltd (in the exercise of its discretion) by providing such documentation and information as requested by Accenture Ltd.

     (c) Independent Determination. The Transferor and the Transferee acknowledge and agree that: (i) they have, in their discretion and in reliance upon such advice and counsel from third parties as they considered appropriate, determined to effect the Transfer of the Transferred Shares in the manner determined by them; (ii) Accenture Ltd has not, and shall not be deemed to have, recommended or endorsed or provided advice in respect of the Transfer of the Transferred Shares; and (iii) neither Accenture Ltd nor any of its directors, officers, partners, employees, agents or representatives shall have any liability whatsoever on account of or in respect of the Transfer of the Transferred Shares.

     (d) Consent by Accenture Ltd. Subject to the terms and conditions of this Agreement, Accenture Ltd, by its implementation of the proposed Transfer, consents to the Transfer of the Transferred Shares by the Transferor to the Transferee.

     (e) Stock Assignment. In order to facilitate the Transfer, the Transferor is required to sign in blank and deliver to Accenture Ltd a Stock Assignment in respect of the Transferred Shares. Accenture Ltd will complete the required information in the Stock Assignment and return a copy of the completed Stock Assignment to the Transferor.

2. Transfer Restrictions

     (a) Interim Restriction Date. No Transferred Shares or any direct or indirect interest therein may be transferred, directly or indirectly, by the Transferee prior to the date (the “Interim Restriction Date”) that is the earlier of (1) November 1, 2005 or (2) such date as of which Accenture Ltd initiates new trading and transfer procedures to facilitate the transfer of Class A Common Shares.

     (b) Subsequent Transfers. Accenture Ltd shall have no obligation whatsoever to consent to any subsequent transfer of the Transferred Shares proposed to be made by the Transferee prior to the Interim Restriction Date.

     (c) Compliance with Policies. If and so long as the Transferor is an active Partner of Accenture and if the Transferor is deemed to be a “beneficial owner” of the Transferred Shares under the U.S. Securities Exchange Act of 1934, as amended, and regulations thereunder (whether due to the Transferor’s economic or voting interest in the Transferee or voting or dispositive power over the Transferred Shares or otherwise), then, in accordance with Accenture policies applicable to active Partners, any transfer of the Transferred Shares may be restricted by Accenture Ltd during Accenture “quiet periods” when Partners may be deemed to possess material non-public information (e.g., prior to release of quarterly earnings).

3. Representations and Warranties

     (a) Representations and Warranties by Transferor. The Transferor represents and warrants to Accenture Ltd as follows:

          (i) If the Transferor is an active Partner of Accenture, the Transfer does not violate any applicable Accenture policy.

          (ii) The Transfer complies with the FCT Program eligibility requirement described in Section 1(b) above.

          (iii) The information contained in Schedule I to the Joinder Agreement and all additional information and material provided by the Transferor in respect of the Transfer is complete and correct.

          (iv) The Transfer does not violate any other agreement to which the Transferor is a party or by which the Transferor or the Transferred Shares are bound.

     (b) Representations and Warranties by Transferee. The Transferee represents and warrants to Accenture Ltd as follows:

          (i) The information concerning the Transferred Shares and the Transferee in Schedule I to the Joinder Agreement is correct.

          (ii) The individual executing the Joinder Agreement on behalf of the Transferee is authorized to do so (and said individual, by signing the Joinder Agreement, represents that he/she is so authorized); and this Agreement (with the Joinder Agreement) constitutes the legal and binding obligation of the Transferee.

          (iii) The Transferee acknowledges that the Transferred Shares are not registered under any federal or state securities laws and cannot be retransferred or resold unless such shares are registered or such retransfer or resale is exempt from registration.

          (iv) The Transferee is acquiring the Transferred Shares for its own account, for investment, and not for distribution, assignment or resale to others, either directly or through the sale of interests in the Transferee.

4. Miscellaneous

     (a) Terminology. As used herein, “Accenture” shall mean, collectively, Accenture Ltd, Accenture SCA and their subsidiaries from time to time.

     (b) Holding of Shares in Custody and/or in Nominee Name. At all times prior to the Interim Restriction Date, the Transferred Shares shall, at the sole discretion of Accenture Ltd, be registered in the name of a nominee for the Transferee and/or shall be held in the custody of a custodian, and the Transferee appoints the General Counsel of Accenture Ltd and/or his designee, with full power of substitution and resubstitution, such Transferee’s true and lawful attorney-in-fact to assign, endorse and register for transfer into such nominee’s name or deliver to such custodian any such Transferred Shares which are not so registered or so held, as the case may be, and to enter into any custody agreement with respect to the Transferred Shares.

     (c) Indemnity. The Transferor and the Transferee jointly and severally agree that they will indemnify and hold harmless Accenture and its directors, officers, partners, employees,

agents and representatives against (i) any federal, state or local tax and/or tax-related liability imposed by any jurisdiction (whether in respect of any income tax, transfer tax, stamp tax, excise tax or other tax) arising out of or in connection with the Transfer of the Transferred Shares or any transactions involving the Transferred Shares and (ii) any judgments, fines, losses, claims, damages, liabilities, costs and expenses (including, without limitation, attorneys’ fees and defense costs) arising out of or in connection with (x) the Transfer of the Transferred Shares, any transactions involving the Transferred Shares or any matters pertaining to this Agreement in respect of such Transferor or Transferee, or (y) any action, suit, proceeding or investigation, whether civil or criminal, administrative or investigative, in respect of or arising out of such Transfer, transactions or matters described in preceding clause (x).

     (d) Expenses. Each Transferor and Transferee shall be responsible for all expenses of such Transferor or Transferee, respectively, incurred in connection with the compliance by such Transferor or Transferee with its obligations under this Agreement, including expenses incurred by Accenture Ltd or its authorized representative in enforcing the provisions of this Agreement relating to such obligations.

     (e) Governing Law. This Agreement shall be governed by and construed in accordance with the laws of Bermuda.

     (f) Resolution of Disputes. Any and all disputes which cannot be settled amicably, including any ancillary claims of any party, arising out of, relating to or in connection with the validity, negotiation, execution, interpretation, performance or non-performance of this Agreement (including the validity, scope and enforceability of this arbitration provision) shall be finally settled by arbitration conducted by a single arbitrator in New York in accordance with the then-existing Rules of Arbitration of the International Chamber of Commerce, except that the parties may select an arbitrator who is a national of the same country as one of the parties. If the parties to the dispute fail to agree on the selection of an arbitrator within thirty (30) days of the receipt of the request for arbitration, the International Chamber of Commerce shall make the appointment. The arbitrator shall be a lawyer and shall conduct the proceedings in the English language. Performance under this Agreement shall continue if reasonably possible during any arbitration proceedings.

     (g) Execution in Counterparts. This Agreement may be executed in any number of counterparts (including by Joinder Agreement), each of which shall be deemed an original, but all of which such counterparts shall together constitute one agreement.

ACCENTURE LTD

By:
Name:
Title:

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